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                                    Exhibit 11.1
















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                     RUSH ENTERPRISES, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME AND EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             THREE MONTHS
                                                                                 ENDED                   YEAR ENDED
                                                                              DECEMBER 31,               DECEMBER 31,
                                                                        -----------------------   -----------------------
                                                                           1999         1998         1999         1998
                                                                        ----------   ----------   ----------   ----------
BASIC EARNINGS PER SHARE CALCULATION                                    (UNAUDITED)
    Net Income                                                          $    4,775   $    3,862   $   16,166   $   10,797
                                                                        ==========   ==========   ==========   ==========

    Weighted average number of common shares outstanding                     7,002        6,644        6,735        6,644

    Earnings per share - Basic                                          $     0.68   $     0.58   $     2.40   $     1.62

                                                                        ==========   ==========   ==========   ==========
DILUTED EARNINGS PER SHARE CALCULATION
    Net Income                                                          $    3,862   $    3,862   $   16,166   $   10,797
                                                                        ==========   ==========   ==========   ==========

    Weighted average number of common shares outstanding                     7,002        6,644        6,735        6,644
    Weighted average number of common share equivalents applicable to
    stock options                                                              178           29          152           26
                                                                        ----------   ----------   ----------   ----------

    Common shares and common share equivalents                               7,180        6,673        6,887        6,670
                                                                        ==========   ==========   ==========   ==========
    Earnings per share - Diluted                                        $     0.66   $     0.58   $     2.34   $     1.62
                                                                        ==========   ==========   ==========   ==========









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